Exhibit 10.1
TERMINATION AGREEMENT
THIS TERMINATION AGREEMENT (this “Termination Agreement”), dated as of November 26, 2024, is entered into by and between (i) OFS Capital Management, LLC, a Delaware limited liability company (the “Adviser”) and (ii) Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, pursuant that certain Second Amended and Restated Expense Support and Conditional Reimbursement Agreement, dated as of February 2, 2022 (the “Second A&R ESA”) by and between the Adviser and the Company, which has been approved by the Company’s Board of Directors, the Adviser, among other things, made Expense Support Payments, and the Company, among other things, made Reimbursement Payments; and
WHEREAS, the Adviser and the Company desire to terminate the Second A&R ESA in its entirety.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:
1.Termination.
a)Effective as of January 1, 2025 (the “Effective Date”), the Second A&R ESA shall terminate and no longer have any force or effect, except for Section 3 (Termination and Survival) and Section 4 (Miscellaneous) thereof, which by their terms shall survive and remain in full force and effect.
b)Effective as of the Effective Date, Adviser waives payment by the Company of any accrued and unpaid Reimbursement Payments (other than any Reimbursement Payments with respect to the quarter ending December 31, 2024), and the Company waives its rights to any accrued and unpaid ESA Payments (other than any ESA Payments with respect to the quarter ending December 31, 2024).
2.Miscellaneous.
a)Capitalized Terms. Capitalized terms used, but not otherwise defined herein, shall have the meanings set forth in the Second A&R ESA.
b)Counterparts. This Termination Agreement may be executed through the use of separate signature pages and in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart.
c)Electronic Signatures. The words, “execution,” “signed,” “signatures” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law.
d)Severability. If any one or more of the covenants, agreements, provisions or terms of this Termination Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms and shall in no way affect the validity of enforceability of the other provisions of this Termination Agreement.

e)Transfers and Assigns. Neither this Termination Agreement nor any interest or obligation in or under this Termination Agreement may be transferred or assigned by any party hereto without the prior written consent of each other party.
f)Binding Effect: Successors. This Termination Agreement shall be binding upon the parties, shall inure to the benefit of, and shall be binding upon, any permitted successors or assigns of the parties.
g)Parties to this Termination Agreement. Nothing herein shall in any manner create any obligations or establish any rights against any non-party to this Termination Agreement or in favor of any person not a party to this Termination Agreement.
h)Governing Law, Litigation, Venue. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to its choice or conflict of laws rules or principles, and in a manner not in conflict with the provisions of the Investment Company Act, as applicable. No claim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Termination Agreement may be commenced, presented or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the parties consent to the jurisdiction of such courts and personal service. In addition, the parties hereby waive any right to a trial by jury with respect to any such dispute or matter. In the event of litigation relating to this Termination Agreement, the prevailing party (as determined by a court of competent jurisdiction) shall be entitled to recover its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such litigation from the non-prevailing party.
i)No Joint Venture. Nothing in this Termination Agreement may be interpreted or construed to create any joint venture, employment, partnership or other relationship between the Sub-Adviser and the Adviser.
j)Entire Agreement. This Termination Agreement contains the entire understanding between the Adviser and the Sub-Adviser concerning the subject matter of this Termination Agreement, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties on this subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed as of the date hereinabove written.

ADVISER OFS CAPITAL MANAGEMENT, LLC By: /s/ Tod K. Reichert Name: Tod K. Reichert
Title: Managing Director
COMPANY HANCOCK PARK CORPORATE INCOME, INC. By: /s/ Jeffrey A. Cerny Name: Jeffrey A. Cerny
Title: Chief Financial Officer